SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549



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                                    FORM 8-K

                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


   Date of Report (Date of earliest event reported):  December 29, 2000
                                                     ------------------

                              KVH Industries, Inc.
               (Exact Name of Registrant as Specified in Charter)


       Delaware                     0-28082                 05-0420589
      --------------               -------------           -----------
(State or other jurisdic-        (Commission           (IRS Employer
    tion of incorporation)          File Number)      Identification Number)

              50 Enterprise Center, Middletown, Rhode Island 02840
               (Address of principal executive offices) (Zip Code)


Registrant's telephone number, including area code    (401) 847-3327
                                                      -----------------


                                 Not Applicable
          (Former Name or Former Address, if Changed Since Last Report)






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Item 5.  Other Events.

         KVH Industries, Inc. (the "Company") on December 29, 2000 issued and sold 800,000 shares of its Common Stock at a purchase price of $6.25 per share to State of Wisconsin Investment Board (the "Purchaser") pursuant to a Share Purchase Agreement between the Company and the Purchaser dated December 29, 2000. The Share Purchase Agreement is set forth as Exhibit 10.39 to this Current Report on Form 8-K.

         The Agreement provides, among other matters, that:

         1. In the event the Company, prior to March 29, 2001, sells additional shares of Common Stock (subject to certain exceptions) at a price that is less than $6.25 per share, the Purchaser will be entitled to receive additional shares to reflect an adjustment of its per-share purchase price to an amount equal to such reduced purchase price; and

         2. The Company will not at any time without the approval of its stockholders, (i) reduce the exercise price of outstanding stock options granted to employees and others under its 1996 Incentive and Non-Qualified Stock Option Plan, or any similar plan, or (ii) grant any stock option with an exercise price that is less than 100% of the fair market value of the underlying stock on the date of grant (except pursuant to the Company's 1996 Employee Stock Purchase Plan or similar plan).

Item 7.  Financial Statements, Pro Forma Financial Statements and Exhibits.

         (a)      Financial Statements of Business Acquired.

                  Not Applicable.

         (b)      Pro Forma Financial Information.

                  Not Applicable.

         (c)      Exhibits.

                   Exhibit Number   Description

10.39 Share Purchase Agreement between KVH Industries, Inc. and State of Wisconsin Investment Board dated December 29, 2000.



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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                                                     KVH Industries, Inc.



                                                 By: /s/ Richard C. Forsyth
                                                         -------------------
                                                     Richard C. Forsyth
                                                     Chief Financial Officer

Date:  January 4, 2001




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                                  Exhibit Index


   Exhibit Number                     Description
10.39 Share Purchase Agreement between KVH Industries, Inc. and State of Wisconsin Investment Board dated December 29, 2000.